UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2010

THE PENN TRAFFIC COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-8858 (Commission File Number)	25-0716800 (IRS Employer Identification No.)

1200 State Fair Boulevard
Syracuse, New York 13221-4737
(Address of Principal Executive Offices) (Zip Code)

(315) 453-7284
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.  Bankruptcy or Receivership

As previously disclosed, on November 18, 2009, The Penn Traffic Company (the “Company”), and each of its direct and indirect subsidiaries, including Penny Curtiss Baking Company, Inc. (“PCBC”) and Big M Supermarkets, Inc. (together with the Company and PCBC, the “Debtors”) filed voluntary petitions (the “Chapter 11 Petitions”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Debtors are continuing to manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and no trustee or examiner has been appointed in the Company’s case.  On October 29, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Company’s Chapter 11 plan of liquidation (the “Plan”).  The Company anticipates that the effective date of the Plan (the “Effective Date”) will be on or about November 1, 2010, provided certain conditions discussed below have been satisfied or waived.  The complete text of the Plan and the Confirmation Order are attached hereto as Exhibits 2.1 and 99.1, respectfully.

Summary of Plan

The following is a summary of the material terms of the Plan, as confirmed by the Bankruptcy Court.  The summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 2.1.  Capitalized terms used but not defined herein have the meanings given to them in the Plan.

The Effective Date of the Plan will be the day that each of the following conditions have been satisfied or waived: (a) all actions, documents, and agreements necessary to implement the Plan and all transactions described in the Plan shall have been effected or executed, as applicable and (b) the Confirmation Order shall not have been stayed.

The Plan is a liquidating plan that provides, among other things, for the liquidation of the Debtors’ remaining assets by a Plan Administrator and for the satisfaction of all Allowed Claims.  All existing Equity Interests in the Company will be canceled and extinguished and holders thereof will receive no distributions under the Plan.

The Plan Administrator will reduce the assets of the Debtors to cash and distribute the cash first in full payment of any and all Allowed Administrative Claims, Allowed Professional Compensation Claims and Priority Tax Claims.  The remaining balance of Estate Property will be distributed in accordance with the terms of the Plan.  Each of the Debtors will be dissolved after liquidation is complete.

Share Information

As of the Effective Date, (i) the Plan Administrator shall be authorized to take all actions reasonably necessary to distribute Estate Property and dissolve the Debtors under applicable law and (ii) all of the Company’s Equity Interests, including its common stock, will be cancelled and extinguished without consideration.  No shares of the Company are being reserved for future issuance in respect of claims and interests filed or allowed under the Plan; provided, however, the Plan Administrator will receive and hold one share of Company common stock for the purpose of maintaining the Company’s corporate existence pending dissolution.

Additional information regarding the Debtors' bankruptcy cases, including access to court documents and other general information, is available to the public at http://www.donlinrecano.com/cases/caseinfo/penn3.  Information contained on, or that can be accessed through, this website is not part of this report.

Item 3.03  Material Modification to the Rights of Security Holders

Pursuant to the Plan, all outstanding Equity Interests of the Company, including but not limited to all outstanding shares of common stock, options, warrants or contractual or other rights to acquire any Equity Interests, shall be cancelled and extinguished as of the Effective Date.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

2.1	Third Amended Chapter 11 Plan of Liquidation of The Penn Traffic Company, et al., as confirmed by the Bankruptcy Court on October 29, 2010

99.1	Confirmation Order

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PENN TRAFFIC COMPANY (Registrant)

By:	/s/ Susan D. Watson
	Name:	Susan D. Watson
	Title:	Plan Administrator

Date: November 2, 2010